UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 1, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                   Termination of a Material Definitive Agreement.

As previously disclosed, General Moly, Inc. (the “Company”) and Amer International Group Co., Ltd. (“AMER”) entered into an Investment and Securities Purchase Agreement dated April 17, 2015, as amended by the First Amendment dated November 2, 2015, the Second Amendment dated August 7, 2017 and the Third Amendment dated September 30, 2017 (the “Purchase Agreement”).

On August 1, 2019, the Company received a letter from Amer dated July 30, 2019, purporting to terminate the Purchase Agreement.  AMER has alleged uncured material adverse effects and alleged breaches of the Agreement by the Company (which include concerns related to US/China relations, concerns regarding the delay in obtaining environmental permits and solvency concerns). The Company believes such assertions to be inaccurate and wholly without merit.

On July 29, 2019, the Company provided formal notice to AMER that the conditions to closing of Tranche 3 under the Purchase Agreement had been satisfied, and that AMER would have two business days (until the close of business on Tuesday, July 30, 2019) to fund and close Tranche 3 under the Purchase Agreement.  AMER has failed to timely fund and close Tranche 3 and is now in default with respect to its obligations under the Purchase Agreement.  As such, the Company believes that AMER’s attempted termination of the Purchase Agreement is ineffective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: August 2, 2019	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer